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                                                                  EXHIBIT (d)(2)


                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
       AMONG COMPUWARE CORPORATION, CV ACQUISITION, INC. AND VIASOFT, INC.


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 18, 1999, among Compuware Corporation, a Michigan corporation ("Compuware"), CV Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Compuware ("Merger Sub"), and Viasoft, Inc., a Delaware corporation ("Viasoft").

                                    RECITALS

         A. The parties hereto entered into an Agreement and Plan of Merger, dated as of July 14, 1999 (the "Agreement").

         B. The parties desire to amend the Agreement in accordance with, and only to the extent expressly set forth in, the terms and conditions set forth herein.

         C. All capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as set forth in the Agreement.

         Therefore, the parties agree as follows:

         1. Notwithstanding any terms in the Agreement to the contrary, including Section 1.1, Compuware shall have the right in its discretion to extend the Expiration Date of the Offer at any time, and from time to time, to any date, or dates, prior to and including the earlier of (i) October 31, 1999, or (ii) five (5) business days after expiration or termination of any applicable waiting periods under the HSR Act relating to the transactions contemplated in the Agreement. Any further extension of the Expiration Date of the Offer shall only occur upon mutual written agreement of the parties.

         2. Nothing herein shall amend or extend the January 31, 2000 date set forth in Section 8.1 of the Agreement, and nothing herein shall affect Viasoft's obligation (subject to the terms and conditions of the Agreement) to convene a Shareholders Meeting prior to said date.

         3. The Agreement, as amended hereby, shall remain in full force and effect.


         IN WITNESS WHEREOF, Compuware, Merger Sub and Viasoft have caused this First Amendment to Agreement and Plan of Merger to be signed by the respective officers hereunto duly authorized all as of the date first written above.

                              COMPUWARE CORPORATION


                              By:          /S/  ELIOT R. STARK
                                 -----------------------------------------------
                              Name: Eliot R. Stark
                              Title:  Executive Vice President

(Signatures continued on next page)



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(Signatures continued from previous page)


                              CV ACQUISITION, INC.


                              By:          /S/  ELIOT R. STARK
                                 -----------------------------------------------
                              Name: Eliot R. Stark
                              Title: President



                              VIASOFT, INC.


                              By:           /S/ STEVEN D. WHITEMAN
                                 -----------------------------------------------
                              Name:  Steven D. Whiteman
                              Title:  Chairman and Chief Executive Officer







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